UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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Crown Crafts, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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July 8, 2008

Dear Stockholder:

Please join us for the 2008 Annual Meeting of Stockholders of Crown Crafts, Inc. (the “Company”). The meeting will be held on August 12, 2008, at 10:00 a.m., central daylight time, at our headquarters, located at 916 South Burnside Avenue, Gonzales, Louisiana 70737.

At this year’s meeting, we will ask our stockholders to elect two Class III directors and to transact any other business that may properly come before the meeting. If you owned shares of the Company’s Series A Common Stock at the close of business on June 13, 2008, you are entitled to notice of, and to vote at, the meeting.

Additional information about the items of business to be discussed at our meeting is given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We also include in this package the Company’s Annual Report on Form 10-K for the year ended March 30, 2008, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference).

I urge you to carefully review the proxy materials and to vote FOR the director nominees.

We hope to see you at the 2008 Annual Meeting on August 12, 2008.

Sincerely,

E. Randall Chestnut
Chairman of the Board, President and
Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT THE PROXY CARD PROVIDED WITH THIS PROXY STATEMENT BY INTERNET, TELEPHONE OR MAIL TO ENSURE THE PRESENCE OF A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED BY INTERNET, TELEPHONE OR MAIL.